UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 30, 2018

CABOT OIL & GAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware     1-10447     04-3072771
(State or other jurisdiction      (Commission File Number)     (I.R.S. Employer
of incorporation)         Identification No.)

Three Memorial City Plaza
840 Gessner Road, Suite 1400
     Houston, Texas      77024
(Address of principal executive offices)            (Zip Code)

Registrant’s telephone number, including area code: (281) 589-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02(b)    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On August 30, 2018, the Company appointed Mr. Peter B. Delaney to the Board of Directors, effective immediately. Mr. Delaney is expected to stand for re-election at the annual stockholder meeting in 2019.

Mr. Delaney is the former Chairman and Chief Executive Officer of OGE Energy Corporation, which is the parent company of OG&E, an electric utility provider, and which holds a 50% ownership interest in the general partner of Enable Midstream Partners, a publicly-traded oil and gas midstream company. Mr. Delaney also serves on the board of directors of Panhandle Oil and Gas.

There are no arrangements or understandings between Mr. Delaney and any other person pursuant to which he was selected as a director. The Company is not aware of any transaction in which Mr. Delaney has an interest requiring disclosure under Item 404(a) of Regulation S-K. The committees on which Mr. Delaney will serve have not yet been determined.

Mr. Delaney will be compensated for service on the Board of Directors under the Company’s standard arrangement for non-employee directors described in its proxy statement for the 2018 annual meeting of stockholders and will receive a pro-rated award of restricted stock units for his service in 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT OIL & GAS CORPORATION

By:	/s/ Deidre L. Shearer
Deidre L. Shearer
Vice President and Corporate Secretary

Date: September 4, 2018

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